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                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


      We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-143652 and 333-61876) pertaining to the 2006 Equity Incentive Plan and the 2000 Long-Term Incentive Plan, and of our reports dated March 31, 2008 to the consolidated financial statements and schedule of RadNet, Inc. and subsidiaries, and the effectiveness of internal control over financial reporting of RadNet, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2007.


                                                /s/ Ernst & Young LLP
                                                ---------------------


Los Angeles, California
March 31, 2008